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                                                                EXHIBIT 23.1
                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------

The Board of Directors:

We consent to the inclusion of our report dated June 27, 1997, with respect to the consolidated balance sheets of Avid Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended, which report appears in the Form 8-K/A of Triangle Pharmaceuticals, Inc. to be filed November 12, 1997.


Philadelphia, Pennsylvania
November 11, 1997